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                                                                  EXHIBIT 1.1


                                                                  EXECUTION COPY


                             UNITED AIR LINES, INC.

                           Pass Through Certificates

                                 Series 2000-1

                             UNDERWRITING AGREEMENT


                                                                   July 20, 2000


Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc One Capital Markets, Inc.
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

     United Air Lines, Inc., a Delaware corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association, acting not in its individual capacity but solely as Pass Through Trustee (the "Trustee") under the Pass Through Trust Agreement referred to below, issue and sell to the several underwriters named in Schedule II its Pass Through Certificates, Series 2000-1 in the aggregate principal amounts and with the interest rates and final maturity dates set forth in Schedule I (the "Securities") on the terms and conditions stated herein and in Schedule III.
The Securities, the United Airlines Pass Through Certificates, Series 2000-1C-1 and the United Airlines Pass Through Certificates, Series 2000-1C-2 (collectively, the "Class C Certificates") (which Class C Certificates will be separately offered in a private placement in the aggregate principal amounts and with the interest rates and final maturity dates set forth on Schedule IV) will be issued under a Pass Through Trust Agreement, dated as of

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July 31, 2000 (the "Basic Agreement"), between the Company and the Trustee, as supplemented by a separate Pass Through Trust Supplement, dated as of July 31, 2000 (individually, a "Trust Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a "Pass Through Trust Agreement" and collectively as the "Pass Through Trust Agreements"). The Trust Supplements are related to the creation and administration of United Air Lines Pass Through Trust 2000-1A-1 (the "Class A-1 Trust"), United Air Lines Pass Through Trust 2000-1A-2 (the "Class A-2 Trust"), United Air Lines Pass Through Trust 2000-1B (the "Class B Trust"), United Air Lines Pass Through Trust 2000-1C-1 (the "Class C-1 Trust") and United Air Lines Pass Through Trust 2000-1C-2 (the "Class C-2 Trust", together with the Class C-1 Trust, the "Class C Trusts", and the Class C Trusts, together with the Class A-1 Trust, the Class A-2 Trust and the Class B Trust, the "Trusts"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule II, and the term "you" shall mean Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

     The proceeds from the sale of the Securities will be used by the Trustee to acquire (i) promissory notes (the "AFE Notes") issued by Aircraft Finance Entity, a Delaware business trust ("AFE"), that are secured by equipment notes (the "Leased Equipment Notes") issued in the leveraged lease financing of certain aircraft leased to the Company and (ii) equipment notes issued by the Company and secured by certain aircraft owned by the Company (the "United Equipment Notes").

     Certain amounts of interest payable on the Securities will be entitled to the benefits of separate liquidity facilities. Landesbank Hessen-Thuringen Girozentrale (the "Liquidity Provider") will enter into separate revolving credit agreements (the "Liquidity Facilities") with respect to each of the Trusts (other than the Class C Trusts) to be dated as of the Closing Date (as defined below) for the benefit of the holders of each class of the Securities. The Liquidity Provider and the holders of the Securities will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") between the Trustee, State Street Bank and Trust Company of Connecticut, National Association, as the Subordination Agent and the Liquidity Provider.

     As used in this Agreement, terms not otherwise defined herein shall have the meanings specified in the Pass Through Trust Agreements or the Intercreditor Agreement. For purposes hereof, the term "Pass Through Agreements" shall mean, collectively, this Agreement, the Class C-1 Certificate Purchase Agreement, the Class C-2 Certificate Purchase Agreement, the Securities, the Class C Certificates, the Pass Through Trust Agreements, the Liquidity Facilities and the Intercreditor Agreement and the term "Fundamental Documents" shall mean, collectively, the Pass Through Agreements, the thirteen Confirmations with respect to all of the transactions and the Master Agreement incorporated therein (collectively, the "Swap Agreement"), the AFE Trust Certificates, the AFE Certificate Purchase Agreements (as defined in the AFE Note Purchase Agreement), the AFE Notes and the Financing Documents with respect to the AFE Notes, the United Equipment Note Purchase Agreement, the United Equipment Notes and the Financing Documents with respect to the United Equipment Notes, the Leased Equipment Notes and the

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Financing Documents with respect to the Leased Equipment Notes, the 747 Leased
Equipment Note Purchase Agreement, the 747 Leased Equipment Notes and the Financing Documents with respect to the 747 Leased Equipment Notes.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-90657), relating to certain pass through certificates and debt securities, including the Securities, and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The above-referenced shelf registration statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such pass through certificates and debt securities. The above-referenced shelf registration statement (including the respective documents filed by the Company with the Commission pursuant to the Exchange Act (as defined below) that are incorporated by reference therein), as amended at the date hereof, is herein referred to as the "Registration Statement." A prospectus supplement or supplements reflecting the terms of the Securities, the terms of the offering thereof and other matters relating to the Securities has been prepared and has been or will be filed, or transmitted for filing, together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is referred to as the "Prospectus Supplement" and any such prospectus supplement in the form or forms filed prior to the Prospectus Supplement is referred to as a "Preliminary Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates and debt securities under the Registration Statement, as supplemented by the Prospectus Supplement, is called the "Prospectus," except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or to any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed, or transmitted for filing, with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

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                    1. Representations and Warranties. The Company represents
               and warrants to, and agrees with, you that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. On the original effective date of the Registration Statement and on the effective date of the most recent post-effective amendment thereto, if any, the Registration Statement and any amendments and supplements thereto complied as to form in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof and on the Closing Date, (A) neither the Registration Statement nor any amendment or supplement thereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty as to statements or omissions made in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), on Form T1 of the Trustee.

          (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act.

          (c) None of the Company, AFE or the Trusts is an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act"), in any such case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the Company, AFE or the Trusts will be an "investment company", or an entity "controlled" by an "investment company", as defined in the Investment Company Act, in any such case required to register under the Investment Company Act.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in

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     the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL Corporation, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind ("Liens").

          (e) AFE has been duly formed and is validly existing as a business trust in good standing under the laws of the State of Delaware, has all requisite trust powers and authority required to conduct its business as described in the Prospectus and as contemplated by the Fundamental Documents.

          (f) AFE has not engaged and, as of the Closing Date, will not have engaged in any activities since its organization other than those incidental to its organization and other appropriate steps, including (i) the issuance of certificates representing beneficial ownership interests in AFE and arrangements for the payment of fees to its trustee (the "AFE Trustee"), (ii) the authorization and issuance of the AFE Notes, (iii) the execution of the Fundamental Documents to which it is a party executed on or prior to the date hereof and (iv) the activities referred to in or contemplated by the Fundamental Documents and the Prospectus, and has not made any distributions since its organization.

          (g) Each of the Fundamental Documents conforms in all material respects to the descriptions thereof in the Prospectus.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Fundamental Documents to which it is or will be a party and all other documents and instruments to be executed and delivered by it hereunder and thereunder.

          (j) AFE has all requisite power and authority to execute, deliver and perform its obligations under the Fundamental Documents to which it is or will be a party and all other documents and instruments to be executed and delivered by it hereunder and thereunder.

          (k) The Securities and the Class C Certificates have been duly authorized and, when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreements and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally and validly issued and will be entitled to the benefits of the related Pass Through Trust Agreements.

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          (l) The AFE Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the AFE Note Indenture and delivered to and paid for by the Trustee in accordance with the terms of the AFE Note Purchase Agreement, will be valid and binding obligations of AFE, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the AFE Note Indenture.

          (m) Each of the Fundamental Documents to which the Company is or will be a party has been duly authorized by, and on its date of execution will be duly executed and delivered by, and subject to the due execution and delivery by the other parties thereto, is or will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (n) Each of the Fundamental Documents to which AFE is or will be a party has been duly authorized by, and on its date of execution will be duly executed and delivered by and subject to the due execution and delivery by the other parties thereto, is or will be a valid and binding agreement of, AFE, enforceable against AFE in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (o) Each of the Equipment Notes issued or to be issued under each related Indenture, when duly executed and delivered by the Company or the related Owner Trustee, as the case may be, and duly authenticated by the related Indenture Trustee in accordance with the terms of such Indenture, has been or will be duly issued under such Indenture and constitutes or will constitute a valid and binding agreement of the Company or the related Owner Trustee, as the case may be, enforceable against the Company or the related Owner Trustee, as the case may be, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of such Indenture.

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          (p) Neither the Company nor AFE is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE, as the case may be. The execution and delivery by AFE of the Fundamental Documents to which AFE is or will be a party and by the Company of the Fundamental Documents to which the Company is or will be a party, the consummation by AFE of the transactions contemplated in the Fundamental Documents to which AFE is or will be a party and by the Company of the transactions contemplated in the Fundamental Documents to which the Company is or will be a party, and compliance by each of the Company and AFE with the terms of each of the Fundamental Documents to which each such entity is or will be a party, do not and will not result in any violation of the charter or by-laws of the Company or the trust agreement or other organizational documents of AFE, as the case may be, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as specified in, or permitted by, the applicable Fundamental Document) upon any property or assets of the Company or AFE, as the case may be, under (A) any indenture, mortgage, loan agreement, note, lease or other material agreement or instrument to which the Company or AFE, as the case may be, is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or AFE or any of their respective properties, other than the securities or Blue Sky or similar laws of the various states and foreign jurisdictions (except, in the case of either clause (A) or (B), for such conflicts, breaches or defaults or Liens that would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE, as the case may be).

          (q) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company or AFE, as the case may be, for (i) the valid authorization, issuance, sale and delivery of the Securities, the Class C Certificates, the AFE Notes, the Leased Equipment Notes and the United Equipment Notes, (ii) the valid authorization, execution, delivery and performance by AFE of the Fundamental Documents to which AFE is or will be a party, (iii) the consummation by AFE of the transactions contemplated by such Fundamental Documents, (iv) the valid authorization, execution, delivery and performance by the Company of the Fundamental Documents to which the Company is or will be a party, or (v) the consummation by the Company of the transactions contemplated by such Fundamental Documents, except such as are required under (x) the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions, (y) the Sections of Title 49 of the United States

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     Code, as amended, relating to aviation (the "Aviation Act") and filings or recordings with the Federal Aviation Administration (the "FAA") and (z) filings under the Uniform Commercial Code as in effect in Illinois and Delaware which filings shall have been made or obtained, or duly presented for filing, on or prior to the Closing Date.

          (r) Except as disclosed in the Prospectus or incorporated by reference, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or AFE that is required to be disclosed in the Prospectus or that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE, as the case may be, or that could reasonably be expected materially and adversely to affect the execution, delivery or performance of the Fundamental Documents or the consummation of the transactions contemplated by the Fundamental Documents; the aggregate of all pending legal or governmental proceedings to which the Company or AFE is a party or which affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business of the Company, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE, as the case may be.

          (s) Each of the Company and AFE has obtained all licenses, permits, orders, consents, authorizations and approvals of and from and has made all filings (other than those filings described in clauses (x), (y) and (z) of Section 1(q) above) with, all governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to possess such or to have made such filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on AFE, as the case may be.

          (t) Since the dates as of which information is given in the Prospectus, except as otherwise stated or incorporated by reference therein or contemplated thereby, there has not occurred any material adverse change in the condition (financial or otherwise) or in the earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE.

          (u) Arthur Andersen LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act.

          (v) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

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          (w) All of the Company's representations and warranties to be contained in Section 5 of the AFE Note Purchase Agreement, Section 4 of the 747 Leased Equipment Note Purchase Agreement and Section 4 of the United Equipment Note Purchase Agreement, when made, shall be incorporated by reference in this Agreement as if set forth herein, and shall be true and correct on and as of the date they are made by the Company pursuant to the Note Purchase Agreements and on and as of the Closing Date.

                    24. Agreements to Sell and Purchase. On the basis of the
             representations, warranties and agreements herein contained, but subject to the terms and conditions contained herein, the Company hereby agrees to cause the Trustee to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee the respective principal amount of Securities set forth in Schedule II opposite its name at a purchase price of 100% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

          In full satisfaction of all underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Securities, including their respective undertakings to distribute the Securities, the Company will pay to you for the accounts of the Underwriters the amount set forth in Schedule III, which amount shall be allocated among the Underwriters in the manner determined by you and the other Underwriters. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Securities to the Underwriters. Payment of such compensation shall be made by Federal funds check or other immediately available funds.

          The Company hereby agrees that, without your prior written consent on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt or pass through certificates of the Company, or cause a trustee or other entity to offer, sell, contract to sell or otherwise dispose of any debt or pass through certificates, substantially similar to the Securities (other than the sale of the Securities under this Agreement and the sale of the Class C Certificates pursuant to a private placement).

                    25. Terms of Offering. You have advised the Company that the
             Underwriters will make an offering of the Securities purchased by the Underwriters on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable. You have further advised the Company that the Securities are to be offered to the public initially at 100% of their principal amount (which shall be the public offering price) plus accrued interest, if any, to the Closing Date and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers

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             may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

                    26. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in Chicago, Illinois against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., Chicago, Illinois time, on July 31, 2000, or at such other time on the same or such other date, not later than July 31, 2000, as shall be designated in writing by you at the place indicated in
             Schedule III. The time and date of such payment are referred to as the "Closing Date."

          Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

                    27. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and as of the Closing Date:

             (1) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's");

             (2) the Securities shall be rated (x) not lower than "AAA", in the case of the Securities of the Class A-1 Trust, not lower than "AAA", in the case of the Securities of the Class A-2 Trust, and not lower than "AA-", in the case of the Securities of the Class B Trust by Standard & Poor's, and (y) not lower than "Aa2", in the case of the Securities of the Class A-1 Trust, not lower than "Aa2", in the case of the Securities of the Class A-2 Trust and not lower than "A1", in the case of the Securities of the Class B Trust, by Moody's;

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             (3)  there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, taken as a whole, or of AFE, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

             (4) on the Closing Date, the Fundamental Documents to which each of the Company and AFE is a party will have been duly executed and delivered by the Company or AFE, as the case may be, and will be in full force and effect.

         (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Senior Vice President - Finance or the Senior Vice President-General Counsel and Secretary of the Company, to the effect set forth in Section 5(a)(1) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (except to the extent they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, special counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A.

          (d) You shall have received on the Closing Date an opinion of Vedder, Price, Kaufman & Kammholz, special counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

          (e) You shall have received on the Closing Date an opinion of the General Counsel or Assistant General Counsel of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit C.

          (f) You shall have received on the Closing Date an opinion of Bingham Dana LLP, special counsel for State Street Bank and Trust Company of Connecticut, National Association, individually and as Trustee, Subordination Agent and Indenture Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit D.

          (g) You shall have received on the Closing Date an opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Liquidity Provider, dated the Closing Date, substantially to the effect set forth in Exhibit E.

          (h) You shall have received on the Closing Date an opinion of Marion Kohrsmeier-Hartmann and Christina Franke, German in-house counsel for the Liquidity Provider, dated the Closing Date, substantially to the effect set forth in Exhibit F.

          (i) You shall have received on the Closing Date an opinion of Richards, Layton & Finger, special counsel for Wilmington Trust Company as AFE Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit G.

          (j) You shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement, the Prospectus and such other matters as you shall reasonably require and in form and substance reasonably acceptable to you.

          (k) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus.

          (l) Each of the Appraisers shall have furnished to you a letter from such Appraiser, addressed to the Company and AFE and dated the Closing Date, confirming that such Appraiser and each of its directors and officers
     (i) is not an affiliate of the Company, AFE or any of their respective affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company, AFE or any of their respective affiliates and
     (iii) is not connected with the Company, AFE or any of their respective affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          (m) On or prior to the Closing Date, the conditions precedent set forth in Section 3 of the AFE Note Purchase Agreement, in Section 3 of the 747 Leased Equipment Note Purchase Agreement and in Section 3 of the United Equipment Note Purchase Agreement shall have been fulfilled to your reasonable satisfaction.

          (n) At the Closing Date, the Class C Certificates shall have been duly issued and privately placed.

          (o) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents, certificates, letters and opinions as such counsel may reasonably require.

                    16. Covenants of the Company. In further consideration of
             the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, as soon as available and during the period mentioned in Section 6(d), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) To cause AFE to use on the Closing Date the applicable portion of the proceeds received by AFE as specified in the Prospectus from the sale of the AFE Notes to purchase the corresponding amount of Leased Equipment Notes.

          (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly.

          (e) To endeavor, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, and to maintain such qualifications for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or, subject to the last paragraph of Section 9, this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters in the quantities reasonably specified, (ii) all costs and expenses related to the preparation, issuance, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in
     Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in any appropriate market system, (vi) the costs and charges of the Trustee, the AFE Trustee, the Liquidity Provider, the Subordination Agent, the Indenture Trustees, their respective counsel and any transfer agent, registrar or depositary, (vii) all reasonable fees and disbursements of counsel for the Underwriters and
     (viii) all other costs and expenses incident to the performance of the obligations of the Company or AFE hereunder or under the Fundamental Documents for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 7 and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          7. Indemnity and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus or related preliminary prospectus supplement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter described in Section 7(a), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Prospectus or any amendments or supplements thereto, and shall reimburse the Company and any such controlling person for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with any such loss, claim, damage or liability as such expenses are incurred.

          (c) If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                    7. Termination. This Agreement shall be subject to
             termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Company or of UAL Corporation shall have been suspended on any exchange or in any overthecounter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

                    8. Effectiveness; Defaulting Underwriters. This Agreement
             shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than onetenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of oneninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than onetenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company, except as provided in Section 6(f) and Section 7. Otherwise, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, in either case other than in connection with a termination specified in Section 8 (in which case the provisions of Section 6(f) and Section 7 shall remain in effect), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all outofpocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                    9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters, c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY, 10004, Attention: Registration Department, facsimile number (212) 902-3000 and c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equipment Finance Group, facsimile number (212) 761-0786, and notices to the Company shall be directed to it at United Air Lines, Inc., P.O. Box 66100, Chicago, Illinois, 60666, Attention: Treasurer, facsimile number
             (847) 700-7117 or, if sent by overnight delivery service, to it at United Airlines, Inc., 1200 East Algonquin Road, Elk Grove Township, Illinois, 60007, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be sent by facsimile transmission or delivered and confirmed to such Underwriter.

                    10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    11. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
             CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                    12. Representation of Underwriters. You will act for the
             several Underwriters in connection with this purchase, and any action under this Agreement taken jointly or by either of you will be binding on all the Underwriters.

                    13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement .

          15. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, and each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding. Each of the parties to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

          If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                           Very truly yours,

                                           UNITED AIR LINES, INC.


                                           By:
                                              ----------------------
                                           Name:
                                           Title:


Accepted as of the date hereof

GOLDMAN, SACHS & CO.
MORGAN, STANLEY & CO. INCORPORATED


Acting severally on behalf of themselves and the several Underwriters named in
   Schedule II.

By:  GOLDMAN, SACHS & CO.


By:
   ------------------------
Name:
Title:


By:  MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------
Name:
Title:

                                   SCHEDULE I

                   (Pass Through Certificates, Series 2000-1)

                             UNITED AIR LINES, INC.
                             ----------------------

 Pass Through     Aggregate
 Certificate      Principal                         Final Maturity
 Designation        Amount     Interest Rate             Date
 ------------     ---------    -------------        ---------------

2000-1A-1        $275,599,000          7.783%        July 1, 2015
2000-1A-2        $325,328,000          7.730%       January 1, 2012
2000-1B          $200,309,000          8.030%       January 1, 2013

                                  SCHEDULE II

                  (Pass Through Certificates, Series 2000-1)

                            UNITED AIR LINES, INC.
                            ----------------------


      Underwriters         2000-1A-1    2000-1A-2     2000-1B
------------------------  -----------  -----------  -----------

Goldman, Sachs &          $55,123,000  $65,068,000  $40,065,000
Co.85 Broad Street New
York, NY  10004

Morgan Stanley & Co.       55,119,000   65,065,000   40,061,000
Incorporated
1585 Broadway
New York, NY 10036

Banc One Capital           55,119,000   65,065,000   40,061,000
Markets, Inc.
1 Bank One Plaza
Chicago, IL 60670

Credit Suisse First        55,119,000   65,065,000   40,061,000
Boston Corporation
Eleven Madison Avenue
New York, NY 10010

Salomon Smith Barney       55,119,000   65,065,000   40,061,000
Inc.
388 Greenwich Street
24th Floor
New York, NY 10013

                                  SCHEDULE III

                   (Pass Through Certificates, Series 2000-1)

                             UNITED AIR LINES, INC.
                             ----------------------

Underwriting commission
and other compensation:             $5,208,034

Closing date, time and location:    July 31, 2000
                                    10:00 a.m.,
                                    Chicago time
                                    Vedder, Price, Kaufman & Kammholz
                                    222 N. LaSalle, Suite 2600
                                    Chicago, Illinois 60601-1003

                                  SCHEDULE IV


                   (Pass Through Certificates, Series 2000-1)

                             UNITED AIR LINES, INC.
                             ----------------------

 Pass Through    Aggregate
 Certificate    Principal                     Final Maturity
 Designation      Amount     Interest Rate         Date
 ------------   -----------  -------------   ---------------

2000-1C-1       $33,100,000   Eurodollar +   January 1, 2008
                                    90bps%
2000-1C-2       $86,401,000         8.450%   January 1, 2014